UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2024

Silver Capital Holdings LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01215	81-3233378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Street, New York, New York 10282

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 1 (312) 655-4419

Goldman Sachs Private Middle Market Credit LLC

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of Ethe Exchange Act. ☒

EXPLANATORY NOTE

On December 17, 2024, Silver Capital Holdings LLC (formerly known as Goldman Sachs Private Middle Market Credit LLC), a Delaware limited liability company (the “Company”), completed its previously announced acquisition by Pantheon Silver Holdings LLC, a Delaware limited liability company (“Buyer”), pursuant to that certain Agreement and Plan of Merger, dated as of October 31, 2024 (the “Merger Agreement”), by and among the Company, Buyer, and Silver Merger Sub LLC, a wholly owned subsidiary of Buyer (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub was merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Buyer (the “Merger”).

In accordance with the terms of the Merger Agreement, at the effective time of the Merger, each outstanding common unit of limited liability company interest (a “Company Common Unit”), other than Company Common Units held by the Company or Buyer or any of their respective consolidated subsidiaries, was automatically converted into the right to receive an amount in cash equal to $24.05 per Company Common Unit. In addition, 6,365,614 Company Common Units were issued to Buyer in the Merger and an additional 452 Company Common Units were issued at a price of $22.12 per Company Common Unit.

The foregoing description of the Merger Agreement and the Merger is not complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The definitive proxy statement of the Company, filed with the Securities and Exchange Commission on November 22, 2024, contains additional information about the Merger and the other transactions contemplated by the Merger Agreement, including information concerning the interests of directors, executive officers and affiliates of the Company in the Merger.

Item 1.01	Entry into a Material Definitive Agreement.

On December 17, 2024, the Company entered into the Amended and Restated Investment Management and Advisory Agreement with Goldman Sachs Asset Management, L.P., the Company’s investment adviser (“Adviser”). The Amended and Restated Investment Management and Advisory Agreement (the “A&R IMA”) amends and restates in its entirety the Investment Management and Advisory Agreement dated as of April 11, 2016 (the “Existing IMA”), between the Company and Adviser.

The A&R IMA amends:

•

company expenses. The A&R IMA provides that ordinary course Company expenses (excluding the management fee, the incentive fee, organizational and start-up expenses, and leverage-related expenses (including among other things, participation-related expenses)) borne by the Company will not exceed an amount equal to $4.25 million, provided that expenses incurred outside of the ordinary course, including litigation and similar expenses, are not subject to such cap.

•

the calculation of the management fee. As amended, the Company will pay the Adviser, quarterly in arrears, a management fee equal to 0.25% (i.e., an annual rate of 1.00%) of the average of the net asset value of the Company at the end of the then-current calendar quarter and the prior calendar quarter.

•	the calculation of the incentive fee. As amended, the Company will pay the Adviser an incentive fee in arrears at the end of each calendar year or in the event the A&R IMA is terminated as follows:

a)

first, no incentive fee is payable to the Adviser with respect to any period in which the Company’s cumulative “Pre-Incentive Fee Net Return” (as defined below) does not exceed the “Hurdle Amount” (or an amount equal to a 7% return per annum, compounded annually, on aggregate unreturned contributed capital, from the date each capital contribution is made through the date such capital has been returned, as defined in the A&R IMA) for such period

b)

second, 100% of the portion of the Company’s Pre-Incentive Fee Net Return that exceeds the Hurdle Amount, until such time as the Pre-Incentive Fee Net Return payable to the Adviser is equal to 10% of the Company’s Pre-Incentive Fee Net Return (the “Catch-up”); and

c)	third, at any time that clause (b) has been satisfied, the Adviser is entitled to an incentive fee equal to 10% of the Pre-Incentive Fee Net Return, if any, that exceeds the Catch-up.

“Pre-Incentive Fee Net Return” is defined in the A&R IMA generally as (x) Company income minus accrued operating expenses, plus (y) realized capital gains net of realized capital losses and unrealized capital depreciation of the Company, determined on a cumulative basis.

The description above is only a summary of the material provisions of the amendments to the Existing IMA and is qualified in its entirety by reference to the A&R IMA which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

On December 17, 2024, the Company became party to and assumed all of Buyer’s obligations under the Loan and Security Agreement, dated as of October 25, 2024, among JPMorgan Chase Bank, National Association (“JPM”), Buyer, as the initial portfolio manager, and the lenders party thereto (the “JPM Facility”), as amended by that certain Amendment No. 1 and Joinder to Loan and Security Agreement, dated as of December 17, 2024 (the “JPM Facility Amendment”), including borrowings of approximately $293.131 million outstanding as of December 17, 2024 (after giving effect to the Merger Advance, as defined below).

The JPM Facility Amendment, among other things, (i) joined the Company, as the parent and portfolio manager (and released Buyer as the parent and portfolio manager), (ii) replaced Pantheon Silver LLC with Goldman Sachs Private Middle Market Credit SPV II LLC as borrower (“SPV II”), and (iii) joined State Street Bank and Trust Company, as collateral agent, securities intermediary and collateral administrator. The other material terms of the JPM Facility remain unchanged. Borrowings under the JPM Facility are subject to various covenants under the related agreements as well as the leverage restrictions contained in the Investment Company Act of 1940, as amended.

Pursuant to the JPM Facility, the lenders have agreed to extend credit to SPV II in an aggregate principal amount, as of December 17, 2024, of up to $340.0 million at any one time outstanding, subject to the satisfaction of various conditions, including availability under the borrowing base, which is based on loan collateral. In connection with the Merger, the lenders extended an aggregate principal amount of approximately $76.605 million (the “Merger Advance”) to finance a portion of the consideration payable to the Company’s members in the Merger.

The JPM Facility is a term credit facility with a final maturity date of October 25, 2027 (or earlier upon the occurrence of certain events as specified therein). Advances under the JPM Facility were made in U.S. dollars. As of December 17, 2024, the interest charged on the JPM Facility is based on SOFR (or, if SOFR is not available, a benchmark replacement or a “base rate” (which is the greater of a prime rate and the federal funds rate plus 0.50%), as applicable), plus a margin of 2.40% (plus any applicable spread adjustment).

The description above is only a summary of the material provisions of the JPM Facility, as amended by the JPM Facility Amendment, and is qualified in its entirety by reference to such documents which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Item 3.02	Unregistered Sales of Equity Securities

At the effective time of the Merger, Buyer contributed its wholly-owned subsidiary, Pantheon Silver LLC, a Delaware limited liability company, to the Company in exchange for 8,670,430 Company Common Units at a price of $24.05 per Company Common Unit. On December 17, 2024, following the effective time of the Merger and after giving effect to the contribution, Pantheon Silver LLC merged with and into SPV II, with SPV II surviving as a wholly-owned subsidiary of the Company. The information provided in the Explanatory Note of this Current Report on Form 8-K is incorporated herein by reference. The issuances of the Company Common Units were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, relating to transactions not involving a public offering.

Item 3.03	Material Modifications to the Rights of Security Holders.

The information provided in the Explanatory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The information provided in the Explanatory Note of this Current Report on Form 8-K is incorporated herein by reference. Buyer funded the Merger through a combination of equity and debt financing. Additional information regarding the financing is contained in the Proxy Statement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 17, 2024, the Company filed with the Secretary of State of the State of Delaware the certificate of merger relating to the Merger. At the effective time of the Merger, the Company and Buyer entered into the Fourth Amended and Restated Limited Liability Company Agreement of the Company, dated as of December 17, 2024 (the “Fourth A&R LLC Agreement”). The Fourth A&R LLC Agreement amends and restates in its entirety the Company’s Third Amended and Restated Limited Liability Company Agreement, dated as of December 16, 2021 (the “Existing LLC Agreement”), to among other things provide for an additional 5-year, to provide for unfunded commitments and working capital, and to require a vote of the members of the Company under certain circumstances.

The description above is only a summary of the material provisions of the amendments to the Existing LLC Agreement reflected in the Fourth A&R LLC Agreement and is qualified in its entirety by reference to the Fourth A&R LLC Agreement which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Special Meeting of Members

On December 13, 2024, the Company held a special meeting of members (the “Special Meeting”). At the Special Meeting, the Company’s members approved two proposals. The issued and outstanding Company Common Units entitled to vote at the Special Meeting consisted of 10,687,877 Common Units outstanding on the record date, November 22, 2024. The final voting results from the Special Meeting were as follows:

Proposal 1. To adopt the Merger Agreement.

Votes For	Votes Against	Abstentions
6,039,298*	54,640*	0
5,899,739**	54,640**	0

Proposal 2. To approve the issuance of common units of limited liability company interest of the Company at the effective time of the Merger at a price below the then-current net asset value per unit, pursuant to and in accordance with the Merger Agreement.

Votes For	Votes Against	Abstentions
5,907,830*	105,758*	80,350*

5,768,271**	105,758**	80,350**

*	Represents outstanding Company Common Units
**	Represents outstanding Company Common Units, excluding Company Common Units held by Goldman Sachs Asset Management, L.P. and its affiliates

Unanimous Written Consent

On December 17, 2024, at the effective time of the Merger, the Company members, approved the A&R IMA and the Fourth A&R LLC Agreement by unanimous written consent.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NUMBER

2.1	Agreement and Plan of Merger, by and among Goldman Sachs Private Middle Market Credit LLC, Pantheon Silver Holdings LLC and Silver Merger Sub LLC, dated as of October 31, 2024 (Incorporated by reference to the Company’s Current Report on Form 8-K, filed on November 1, 2024 (File No. 814-01215))

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER CAPITAL HOLDINGS LLC

Date: December 17, 2024	By:	/s/ David Miller
	Name:	David Miller
	Title:	Co-Chief Executive Officer and Co-President